Exhibit 10.2

AMENDMENT NO. 8 TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 8 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of this 29th day of March, 2012, by and between OPENWAVE SYSTEMS INC., a Delaware corporation (“Borrower”) and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (defined below).

RECITALS

D. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of January 23, 2009 (as amended to date and as may be further amended, restated, supplement or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

E. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

F. Subject to the representations and warranties of Borrower, and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement as specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

2. Amendment to Loan Agreement.

2.1 Section 6.7(b) (Financial Covenants). Section 6.7(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) Minimum EBITDA. Maintain on a trailing four quarter basis, as measured as of the last day of each fiscal quarter set forth below, EBITDA equal to or greater than the amount set forth opposite thereto:

Fiscal Quarter Ended	Minimum EBITDA
March 31, 2012	($15,000,000)

”

1.2 Section 13.1 (Definitions). The following definition in Section 13.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

““Revolving Line Maturity Date” is April 29, 2012.”

1.3 Exhibit C (Compliance Certificate). The form of Compliance Certificate (Exhibit C to the Loan Agreement) is amended and restated in its entirety and attached hereto as Exhibit A.

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation and by-laws of Borrower (collectively, “Organizational Documents”) delivered to Bank on or prior to the date hereof are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect as of the date hereof, and Borrower shall promptly deliver to Bank any amendments, supplements, restatements or other modifications to such Organizational Documents;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f) as of the date hereof, Borrower has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3. LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. EFFECTIVENESS. This Amendment shall be deemed effective upon the satisfaction of all the following conditions precedent:

4.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

4.2 Amendment Fee. Borrower shall have paid Bank an amendment fee in the amount of $6,500.

4.3 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment

5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

7. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	OPENWAVE SYSTEMS INC., a Delaware corporation

	By	/s/ Anne Brennan
	Name:	Anne Brennan
	Title:	CFO

BANK:	SILICON VALLEY BANK

	By	/s/ Tom Smith
	Name:	Tom Smith
	Title:	Managing Director

EXHIBIT A

EXHIBIT C - COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	OPENWAVE SYSTEMS INC.

The undersigned authorized officer of Openwave Systems Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Cash balance report, including account statements detailing cash management types of investments held and maturity dates + Compliance Certificate	Monthly within 30 days	Yes No

10-Q (with quarterly financials), 10-K (with annual financials) + Compliance Certificate	Within 5 days after filing with SEC (10-K in no event later than 90 days after fiscal year end and 10-Q in no event later than 50 days after fiscal quarter end (except for Borrower’s fourth fiscal quarter for which no 10-Q shall be due))	Yes No

Borrowing Base Certificate A/R & A/P Agings & Deferred Revenue	If there are any outstanding Obligations, monthly within 20 days	Yes No

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis: Liquidity Coverage Ratio	At least 2.0:1.0	__:1.0	Yes No

Maintain on a Quarterly Basis: Trailing four quarter minimum EBITDA	See below	$	Yes No

Fiscal Quarter Ended	Minimum EBITDA
March 31, 2012	($15,000,000)

Schedule 1

to Compliance Certificate

Dated:

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

I.	Liquidity Coverage Ratio (Section 6.7 (a))

Required:	A minimum ratio, measured as of the end of each calendar month, of (i) unrestricted cash, Cash Equivalents and short and long-term investments (with the exception of auction rate securities), plus 10% of Eligible Accounts to (ii) aggregate Obligations, of not less than 2.00:1.00.

Actual:

A. Unrestricted cash and Cash Equivalents and short and long-term investments (with the exception of auction rate securities)	$

B. 10% of Eligible Accounts	$

C. Liquidity (line A plus line B)	$

D. Aggregate value of Obligations to Bank	$

E. Liquidity Coverage (line C divided by line D)	$

Is line C equal to or greater than 2.00:1.00?

☐ Yes, in compliance	☐ No, not in compliance

II.	Minimum EBITDA (Section 6.7(b))

Required:	Maintain on a trailing four quarter basis, as measured as of the last day of each fiscal quarter set forth below, EBITDA equal to or greater than the amount set forth opposite thereto:

Fiscal Quarter Ended	Minimum EBITDA
March 31, 2012	($15,000,000)

Actual:

A. Net Income	$

B. Interest Expense	$

C. Consolidated Income taxes	$

D. To the extent included in the determination of Net Income

1. Consolidated depreciation expense	$

2. Consolidated amortization expense	$

3. Other consolidated non-cash expenses, including non-cash stock compensation expense of Borrower	$

4. Non-cash charges related to impairment of minority investments or goodwill in accordance with GAAP	$

5. Write downs or write offs of investments or goodwill	$

6. The sum of lines 1 through 4 minus line 5

E. EBITDA (line A plus line B plus line C plus line D.6)	$

Is line E equal to or greater than the amount set forth opposite such time period above?

☐ Yes, in compliance	☐ No, not in compliance